UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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CommonWealth REIT
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On April 19, 2013, CommonWealth REIT issued the following press release.

* * * * *

FOR IMMEDIATE RELEASE

CommonWealth REIT Responds to Corvex/Related

Serious Questions Raised about Corvex/Related’s Management of Public Real Estate Companies: Defaults, Bankruptcies, Self-Dealings

and Losses to Public Shareholders Highlight Their Past Actions

Newton, MA (April 19, 2013): CommonWealth REIT (NYSE: CWH) today responded to a letter mailed to CWH shareholders by Corvex Fund Management LP (“Corvex”) and Related Fund Management LLC (“Related” and together with Corvex, “Corvex/Related”) soliciting consents to remove all CWH’s current Trustees.  In that letter and other publicly released materials, Corvex/Related revealed that they intend to seek control of CWH and to continue to operate it as a public company by installing their handpicked management and then, when and if it may suit them, Corvex/Related will consider taking CWH private.

The revised plan by Corvex/Related to take control of CWH is very different from the unfinanced, conditional “offers” previously publicly announced by Corvex/Related to purchase the company.

CWH believes Related and its affiliates have a troublesome history of managing public companies for their private benefit:

•                  Jeff Blau, the principal of Related, is also the CEO of the Related Companies, a NYC based real estate developer.  Mr. Blau previously served simultaneously as an officer of the Related Companies and as Chairman, CEO and a Trustee of American Mortgage Acceptance Company (“AMAC”), a publicly owned mortgage REIT.  During Mr. Blau’s tenure at AMAC, AMAC funded loans to affiliates of the Related Companies, including two large loans to development projects in Aspen, CO and Phoenix, AZ which subsequently defaulted and became worthless.  Shortly thereafter, AMAC ceased operations and filed for bankruptcy; however, the Related Companies’ affiliates received the benefit of the fundings.

•                  Jeff Blau and Stephen Ross, the Chairman of the Related Companies, also served simultaneously as officers of the Related Companies and as Managing Trustees on the board of Centerline Holding Company (f/k/a Charter Municipal Mortgage Acceptance Company, or “CharterMac”), a publicly owned real estate finance company.  Centerline/CharterMac also provided financing directly and indirectly to affiliates of the Related Companies.  During Mr. Blau’s and Mr. Ross’s combined tenure at Centerline/CharterMac from 2003 until they departed that board in 2009, the total returns realized by public shareholders was a loss of approximately 97.7%.

Although Corvex has less real estate industry experience, its history with real estate public companies also raises concern:

•                  Keith Meister is the Managing Partner of Corvex. In January 2007, Mr. Meister and his former employer acquired a 14.6% ownership in WCI Communities, Inc. (“WCI”), a publicly owned real estate development company.  In public filings, Mr. Meister and his associates criticized WCI management and stated that their goal was to change management and enhance shareholder value.  In March 2007, Mr. Meister and his associates launched a tender offer for WCI at $22.00/share.  The tender offer was subsequently withdrawn and Mr. Meister and his associates began a proxy contest for control of WCI.  By August 2007, Mr. Meister and his colleagues were elected to the WCI Board and eventually appear to have assumed effective control of WCI.  Within about one year after Mr. Meister was elected to the WCI Board, in August 2008, WCI was forced into bankruptcy and essentially all WCI shareholder value was lost.

Messrs. Blau and Meister and their funds, Related and Corvex, are now soliciting CWH shareholders with promises to improve corporate governance and management.  Their track records of self-dealings and shareholder losses belie these promises.

Several years ago, the CWH Board and management concluded that CWH’s and its shareholders’ interests would be best served by focusing upon owning high quality office properties in central business districts (“CBDs”) across the Country.  That plan involved CWH’s purchasing over $3 billion of primarily CBD office buildings when prices were depressed during the recent recession and raising capital by selling assets and creating new publicly owned REITs to own CWH’s government leased buildings and well leased industrial properties, which were sold to investors at relatively high multiples of earnings.  The plan also entails selling CWH’s remaining non-core suburban properties and other assets as the economy and market conditions improve.  Now, as the positive results of this plan are starting to be realized, Messrs. Meister and Blau and Corvex/Related seem to be trying to seize control of CWH for their own benefit.  Their track record of operating publicly owned real estate companies implies that their goals have little, if anything, to do with governance and management, but rather they are focused upon realizing the value inherent in CWH for themselves at the expense of other CWH shareholders.

Corvex/Related are soliciting consents to remove the entire CWH Board by mailing a consent solicitation statement to CWH shareholders. No record date has been set to determine which shareholders may be entitled to participate in the consent solicitation mailed by Corvex/Related.  No court or arbitration panel has ruled that Corvex/Related are eligible to seek such consents. CWH shareholders who may receive a consent solicitation from Corvex/Related are urged to take no action on their request.  If and when it becomes appropriate to do so, CWH will distribute a consent revocation statement disclosing facts relevant to these matters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S CURRENT EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE DESCRIBES CWH’S CURRENT BUSINESS PLAN TO FOCUS UPON OWNING HIGH QUALITY CBD OFFICE PROPERTIES ACROSS THE COUNTRY AND STATES THAT THE POSITIVE RESULTS OF THIS PLAN ARE BEING REALIZED.  THE IMPLICATION OF THESE STATEMENTS IS THAT CWH MAY SUCCESSFULLY COMPLETE ITS BUSINESS PLAN AND, AS A RESULT, CWH AND CWH SHAREHOLDERS WILL REALIZE INCREASING VALUE.  MANY ELEMENTS OF CWH’S

BUSINESS PLAN REQUIRE THE PARTICIPATION OF THIRD PARTIES WHO ARE BEYOND CWH’S CONTROL:  DIVESTING NON-CORE PROPERTIES AND OTHER ASSETS REQUIRES FINDING BUYERS FOR THESE PROPERTIES AND ASSETS AT ACCEPTABLE PRICES; CONCENTRATING INVESTMENTS IN CBD OFFICE PROPERTIES MAY REQUIRE THAT CWH LOCATE ADDITIONAL CBD PROPERTIES WHICH ARE AVAILABLE FOR SALE AT REASONABLE PRICES; ETC.   ALSO, MARKET CONDITIONS BEYOND CWH CONTROL AND UNRELATED TO CWH’S ACTIVITIES MAY ADVERSELY AFFECT THE VALUE CWH AND ITS SHAREHOLDERS MAY REALIZE IN THE FUTURE.  THE DECISION OF CWH’S BOARD TO CONTINUE ITS BUSINESS PLAN IS BASED UPON THE BUSINESS JUDGMENT OF CWH’S BOARD, BUT BUSINESS JUDGMENTS MAY BE MISTAKEN.

•                  THIS PRESS RELEASE STATES THAT NO RECORD DATE HAS BEEN SET TO DETERMINE WHICH SHAREHOLDERS ARE ENTITLED TO PARTICIPATE IN THE CONSENT SOLICITATION MAILED BY CORVEX/RELATED AND THAT NO COURT OR ARBITRATION HAS RULED THAT CORVEX/RELATED ARE ELIGIBLE TO SEEK SUCH CONSENTS.  THE IMPLICATION OF THESE STATEMENTS IS THAT THE CONSENTS BEING SOLICITED BY CORVEX/RELATED WILL HAVE NO VALIDITY OR EFFECT.  HOWEVER, CORVEX/RELATED HAVE STATED THAT THEY BELIEVE THE RECORD DATE FOR THEIR CONSENT SOLICITATION IS THE CLOSE OF BUSINESS ON MONDAY, APRIL 22, 2013, AND THEY HAVE COMMENCED LITIGATION IN THE CIRCUIT COURT FOR BALTIMORE CITY WHICH QUESTIONS THE VALIDITY OF CERTAIN PROVISIONS OF CWH’S BYLAWS WHICH PROVIDE THAT THE CWH BOARD OF TRUSTEES SHALL SET THE RECORD DATE FOR A CONSENT SOLICITATION WITHIN 30 DAYS AFTER THE BOARD RECEIVES A VALID REQUEST FOR A RECORD DATE.  THE RESULTS OF LITIGATION ARE DIFFICULT TO PREDICT AND CWH CANNOT GUARANTEE THAT ITS LEGAL CONCLUSIONS REGARDING THE ABSENCE OF A RECORD DATE AT THIS TIME WILL BE UPHELD OR WHAT THE RESULTS OF THE PENDING LITIGATION MAY BE.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, CWH DOES NOT INTEND TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO ITS ATTENTION.

CWH, its Trustees and certain of its executive offices and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex/Related and certain of their affiliates (the “Consent Solicitation”).  On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in response to the Consent Solicitation.  CWH will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available.  SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CWH WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the Consent Solicitation.

Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by CWH with the SEC in connection with the Consent Solicitation at the SEC’s website (http://www.sec.gov) at CWH’s website (http://cwhreit.com) or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Innisfree M&A Incorporated, toll free at 1-877-750-5836.

Contacts:

INVESTORS Carlynn Finn 617-796-8222 Senior Manager, Investor Relations	MEDIA Timothy A. Bonang 617-796-8222 Vice President, Investor Relations
Larry Miller /Jennifer Shotwell/Arthur Crozier 212-750-5833 Innisfree M & A Incorporated	Andrew Siegel / Jonathan Keehner 212-355-4449 Joele Frank, Wilkinson Brimmer Katcher

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